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                                                                     Exhibit 5.1


[LOGO OF RHONE-POULENC RORER INC. APPEARS HERE]

[LETTERHEAD OF RHONE-POULENC RORER INC. APPEARS HERE]

                                       March 23, 1995

Rhone-Poulenc Rorer Inc.
500 Arcola Road
P.O. Box 1200
Collegeville, PA 19426-0107

     Re:  Registration Statement on Form S-3
          for Rhone-Poulenc Rorer Inc.
          ----------------------------------

Ladies and Gentlemen:

          I am Deputy General Counsel of Rhone-Poulenc Rorer Inc., a Pennsylvania corporation (the "Company"), and have participated in the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 78,130 of the Company's common shares, without par value (the "Common Shares"), all of which shares are owned by Davenport Plasma Center Inc. (the "Selling Shareholder"). I have examined such records, documents, statutes and decisions as I have deemed relevant in rendering this opinion. In my examination I have assumed the genuineness of documents submitted to me as originals and the conformity with the original of all documents submitted to me as copies thereof.

          In my opinion, the Common Shares to be sold by the Selling Shareholder are validly issue, fully paid and nonassessable Common Shares.

          The opinions set forth above are limited to the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania.

          I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                       /s/ Richard B. Young
                                       Richard B. Young